EXHIBIT 23

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38827) of Catellus Development Corporation of our report dated June 25, 2003 appearing in Exhibit 1 to this Annual Report of the Catellus Development Corporation Profit Sharing & Savings Plan and Trust on Form 11-K.

PRICEWATERHOUSECOOPERS LLP

San Francisco, California

June 30, 2003